Preliminary Draft – Subject to Change
Project Ace
Actuarial Appraisal
Presentation to: Special Committee
Presented by: Anna Berezovskaya, F.S.A., M.A.A.A.
Bruce W. Winterhof, F.S.A., M.A.A.A.
Laird D. Zacheis, F.S.A., M.A.A.A.
May 19, 2008

Preliminary Draft – Subject to Change
Actuarial Appraisal - Background
An actuarial appraisal is a discounted cashflow (DCF) valuation of an insurance company, based on very detailed projection models of the company’s assets, liabilities and products.
An actuarial appraisal is typically performed as part of a life insurance company transaction.  Typically an actuarial appraisal is developed by an independent third party actuary.
Appraisal assumptions are intended to be “best estimate” without conservatism or aggressiveness.  There is no single correct set of assumptions, and different parties may have different perspectives.
An actuarial appraisal is governed by professional standards, e.g. Actuarial Standard of Practice No. 19.
Typically an appraisal includes a range of discount rates and various sensitivity tests illustrating the impact of alternative assumptions.

Preliminary Draft – Subject to Change
Summary of Assumptions
Production:  Based on NFS April
Forecast, as follows:
a) Life Insurance Sales are First Year Premiums.
b) RP reflects total deposits.  Model differentiates between deposits on inforce contracts versus new sales.
Life Company Sales
(in millions)
Actual Forecasted Sales
Projected
Growth
Rates
Business Group 2007 2008 2009 2010 2011 2012 2013-2017
Individual
Investments
Group
Variable Annuities (VA)
Fixed Annuities
Immediate Annuities
$5,606.4
156.3
216.7
$6,075.8
183.2
270.0
$7,496.6
133.5
302.8
$9,296.9
113.3
341.0
$10,691.4
96.2
384.0
$12,081.3
81.6
432.5
8%
-15%
10%
Individual
Protection Investment Life
Fixed Life
COLI/BOLI
148.6
120.9
181.9
182.3
178.8
175.0
215.0
179.3
149.5
248.4
187.0
170.0
283.2
203.8
170.0
320.0
222.2
170.0
10%
9%
0%
Retirement
Plans Public Sector
Private Sector
4,268.1
6,423.1
4,482.7
6,435.5
4,729.6
7,227.2
4,990.4
7,916.2
5,239.9
8,707.8
5,501.9
9,578.6
5%
10%
Corporate Medium Term Notes (MTN) 1,200.0 1,600.0 1,400.0 1,700.0 1,870.0 10%
Total $17,122.0 $19,183.3 $22,033.5 $24,663.2 $27,476.3 $30,258.1

Preliminary Draft – Subject to Change
Summary of Assumptions
Lapses and Mortality:  Reflect Ace historical experience and general industry experience for similar product lines.
Net Investment Earnings Rate:  Projections reflect run-off of current portfolio and Ace investment strategies by business unit; new money rates vary between 5.0% and 6.2%.
Long term default expectations are reflected.
Credited Rates:  Reflect Ace strategies and target spreads
Investment Management Fee Revenue Sharing:
Required Capital:  Baseline reflects 300% NAIC RBC
32 bps
42 bps
40 bps
55 bps
30 bps (5 on ASO)
24 bps
30 bps
VA – Inforce
VA – New Business
RP – Private Sector Inforce
RP – Private Sector New Business
RP – Public Sector Inforce & NB
VUL
COLI

Preliminary Draft – Subject to Change
Summary of Assumptions
Reserve Financing:  Excess reserves on life insurance are assumed to be financed.
a)
Cost of financing:  75 bp net cost
b)
Initial reserve financing:  $165 million
c)
Tax benefits from onshore captive assumed for inforce and 2008-2009 new business
Taxes
a)
DAC proxy tax, stat-tax reserve differences reflected
b)
Dividends Received Deduction of 28 bp assumed (10 bp tax benefit) for next 5 years
Earnings from Managed Account funds reflected based on Ace plan.

Preliminary Draft – Subject to Change
Summary of Assumptions
Separate Account Fund Growth:  Based on historical returns over last 20 years.
8.2% - - Total – New VA Business
8.85% 100% $41,946.2 Total – Inforce VA Business
9.5%
9.0
8.0
7.0
1.9%
10.2
11.7
3.7
$780.9
4,278.8
4,916.8
1,547.3
Aggressive
Moderately Aggressive
Moderate
Moderately Conservative
Asset Allocation Programs
10.0%
12.0
11.0
10.0
6.0
8.0
4.0
31.8%
1.0
8.9
13.4
6.9
2.7
7.8
$13,340.7
412.2
3,745.0
5,634.0
2,873.6
1,147.3
3,269.4
S&P 500
NASDAQ
Russell 2000
EAFE
SBBIG
Balanced
Money Market
Assumed
Gross
Return
Allocation
Percent
Inforce
Allocation Amount
(in millions) Model Index
Fund Allocation

Preliminary Draft – Subject to Change
Summary of Assumptions
N/A $561.0 Total
0.09%
0.22
0.57
$280.9
16.0
264.1
GMDB – All
GMIB – All
CPPLI and L. Inc
Excess
Annual
Hedge Cost
As % of AV
Total Claim Cost
PV @ Risk-free Rate
(in millions) Benefit
Adjustment for equity market movements between December 31, 2007 and April 15,
2008:  About 6% decline in fund values overall.
Cost of benefit guarantees in VA products developed based on a stochastic analysis reflecting:
a) April 15, 2008 swap curve
b) Market volatilities assuming current implied volatility for 5 years, graded to long term volatility expectations in years 10+.
c) Full hedging of living benefits and partial hedging of death benefits, consistent with company and industry practice.
16 bps of Account Value
90% of rider charge
65% of rider charge
GMDB
CPPLI
L. Inc
Hedge Costs Benefit
New Business – Hedge Costs

Preliminary Draft – Subject to Change
Summary of Assumptions
Expenses
a) Individual Business:  Unit expense allowables reflect industry target expenses for maintenance,
Ace assumptions for acquisition.
b) Retirement Business: Unit expenses based on Ace budgets, adjusted to re-allocate certain strategic initiatives and corporate allocations.
c) Total budget for the life companies based on April Forecast.  Budget is assumed to grow 3% per year.
d) Unallocated expense is projected as the difference between total budget and unit expense allowables.
$356.1 million Unallocated Expense
$614.8 million Unit Expense Allocated to Lines of Business
$970.9 million Life Company Budget
$1,037.5 million
(66.6)
2008 Current Forecast
Less Bank, NFG
Life Company Expense
(excluding premium tax and investment expense)

Preliminary Draft – Subject to Change
Adjusted Book Value
Nationwide Financial Services
Development of Adjusted Statutory Book Value
As of December 31, 2007
(in millions)
Component Of Value
Consolidated
Life Companies
Statutory Capital and Surplus
Asset Valuation Reserve (AVR)
Removal of Deferred Tax Asset
Q1 2008 Investment Losses
$3,175.1
370.1
(140.2)
(57.5)
Total ABV
$3,347.5
Required Capital @ 300% RBC
$1,880.0

Preliminary Draft – Subject to Change
Summary of Appraisal Values
Actuarial Appraisal Value
As of December 31, 2007
(in millions)
Item 10% 11% 12%
Adjusted Statutory Book Value $3,347.5 $3,347.5 $3,347.5
Value of Business Inforce
Annuity $1,337.8 $1,254.0 $1,177.3
Individual Life 1,268.7 1,164.9 1,073.0
COLI/BOLI 492.2 447.7 408.4
Retirement Products 673.8 597.5 529.7
MTN 86.6 80.6 74.8
Miscellaneous Taxes 241.3 234.3 227.7
Subtotal Inforce $4,100.4 $3,779.1 $3,491.0
Ten Years of New Business
Annuity $1,079.5 $855.2 $667.8
Individual Life 411.8 274.7 164.9
COLI 125.9 96.0 70.9
Retirement Products 593.2 516.1 451.3
MTN 29.9 11.9 (3.7)
Subtotal New Business $2,240.4 $1,754.0 $1,351.2
Unallocated Expense $(854.6) $(834.7) $(815.7)
Total Value as of December 31, 2007 $8,833.7 $8,045.9 $7,374.0
Pro-forma as of June 30, 2008 $9,323.3 $8,502.0 $7,801.3

Preliminary Draft – Subject to Change
Sensitivity Analysis
Sensitivity Analysis
Impact on Appraisal Value
(in millions, after-tax and cost of capital)
Scenario 11%
Baseline  $8,045.9
Change in Value due to:
a) 1% higher Separate Account return (Individual Annuities & Life)
b) 1% lower Separate Account return (Individual Annuities & Life)
c) Eliminate unabsorbed expense over 5 years
d) 10 bp increase in General Account spread
e) Assume DRD remains all years
f) 375% RBC target capital
$261.1
(252.0)
256.5
186.8
637.9
(350.4)

Preliminary Draft – Subject to Change
Statutory Income Projection
Nationwide Financial
Line of Business Projections
(in millions of dollars)
Year Ending December 31, 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017
Nationwide Financial as of December 31, 2007
FIXED ANNUITY 39.7 27.0 24.1 22.7 23.2 24.6 20.5 20.1 17.9 17.0
PAYOUT ANNUITY (2.2) 6.5 7.4 7.5 7.4 8.6 9.3 9.5 13.9 14.3
VARIABLE ANNUITY 127.1 193.1 131.6 139.1 173.6 196.4 226.1 268.3 310.4 373.2
CLOSED BLOCK TRADITIONAL 30.0 24.2 26.6 23.6 23.2 22.1 21.1 20.1 18.4 17.7
TRADITIONAL LIFE 63.1 17.4 27.1 44.2 59.8 65.8 72.0 75.6 81.9 87.8
UL 143.8 (4.6) (2.2) (4.5) (5.0) (2.7) (0.1) 3.8 7.4 12.3
VUL 121.3 122.0 117.0 113.6 115.8 117.6 121.0 121.9 119.9 118.7
COLI 39.7 41.4 39.2 47.1 55.2 68.0 78.7 95.2 108.4 120.6
BOLI 30.6 28.0 28.3 28.9 29.3 28.5 28.8 26.8 26.0 26.1
RP - PRIVATE SECTOR 130.1 115.0 120.3 117.2 117.2 120.0 125.9 135.3 146.5 160.2
RP - PUBLIC SECTOR 104.0 101.3 126.6 135.4 136.1 133.6 126.1 127.0 125.4 124.7
MTN 49.2 70.2 60.7 47.4 50.3 42.6 42.3 45.2 49.3 52.9
Total Existing Business 876.3 741.5 706.7 722.1 786.1 825.2 871.7 948.8 1,025.3 1,125.5
Unabsorbed Expense (356.1) (321.3) (277.8) (233.6) (187.2) (151.4) (111.6) (66.2) (14.8) -
Interest on Capital, Surplus and AVR 124.7 128.7 132.7 139.0 150.5 162.8 175.4 188.7 203.6 220.1
Total Pre-Tax Earnings 644.9 549.0 561.6 627.5 749.4 836.6 935.5 1,071.2 1,214.1 1,345.6
Federal Income Tax (35.0%) (77.2) (85.2) (85.9) (104.9) (156.8) (303.4) (350.6) (397.4) (454.2) (505.4)
After-Tax Earnings 567.7 463.8 475.8 522.6 592.5 533.2 584.9 673.9 759.9 840.2
Distributed Earnings 1,972.8 402.9 380.3 350.2 406.1 343.9 384.2 447.8 510.6 570.2
General Account Liabilities (incl IMR) 34,899.3 34,672.8 34,230.6 34,747.9 36,624.2 37,502.4 39,068.8 41,337.5 43,805.3 46,622.5 45,549.3
Separate Account Liabilities 78,086.7 79,628.4 88,240.5 98,095.0 108,797.9 119,936.3 131,710.2 144,015.2 156,737.9 170,102.0 163,411.7
Off-Balance Sheet Liability 53,775.5 56,883.5 63,754.5 70,988.3 78,637.4 86,470.2 94,535.2 102,926.9 111,659.7 120,758.1 125,673.7
Reserve Financing Balance - 244.7 372.0 538.3 758.7 1,032.4 1,343.5 1,691.0 2,072.6 2,486.8 2,933.8
Capital, Surplus and AVR 3,347.5 1,942.4 2,003.2 2,098.7 2,271.1 2,457.5 2,646.8 2,847.6 3,073.6 3,322.8 3,592.8
NAIC RBC (Company Action Level) 627.6 647.5 667.7 699.6 757.0 819.2 882.3 949.2 1,024.5 1,107.6 1,197.6
RBC Ratio (Company Action Level) 533% 300% 300% 300% 300% 300% 300% 300% 300% 300% 300%
Note: Interest on Capital, Surplus, and AVR is based on net investment earned rate of 6.63%

Preliminary Draft – Subject to Change
Limitations & Reliances
The formal report and this presentation are considered the report for purposes of this assignment.
This report has been prepared for the internal use of the Special Committee of the NFS Board.  This report may not be distributed, disclosed, copied, or otherwise furnished to any other party without Milliman’s prior consent.  In order to fully comprehend this report, any user of this report should be advised by an actuary with a substantial level of expertise in areas relevant to this analysis to appreciate the significance of the underlying assumptions and the impact of those assumptions on the illustrated results.  This report must be read in its entirety to be understood.
Nothing included in this report is to be used in any filings with any public body, such as the Securities and Exchange Commission or State Insurance Departments, without prior written consent from Milliman.
Any distribution of this report must be in its entirety.
An actuarial appraisal value does not necessarily represent the value of a company’s stock in the open market.  Rather it is derived from a carefully constructed projection of future earnings, and therefore reflects the value of a company’s earnings potential under a specific set of assumptions.  Of course, the value of any business enterprise is a matter of informed judgment.  Different parties will arrive at different values depending upon their outlook and upon the opportunities they see for the company for the future.
We have relied on information supplied by NFS as well as on published financial information.  We have not audited or independently verified the information furnished to us.  Although we have no reason to suspect the integrity of the underlying data, to the extent the data is materially flawed, the results of our analysis may be materially impacted.
Actual experience may differ from that assumed in the projections.  To the extent actual experience is different from the assumptions underlying this analysis, actual results will differ from the projected results illustrated here.

Preliminary Draft – Subject to Change